 UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported) :   January 12. 2011

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-1273988	81-0562883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6365 53 rd . Street North, Pinellas Park, FL	33781
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (650) 648-9508

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1) PREVIOUS INDEPENDENT AUDITORS:

a.
During 2003, FutureWorld Energy, Inc, formerly Hathaway Corporation, (“the Company”) ceased the relationship with the independent registered auditor, Gregory, Sharer and Stuart, PA of St. Petersburg Florida ("GSS").

b.
GSS's report on the financial statements as of March 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from July 23, 2002 (date of inception) to March 31, 2003contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except as follows: “As discussed in Note A, the Company's only asset is software acquired in exchange for shares of common stock of the Company's 54% stockholder.”

c.
Our Board of Directors participated in the acceptance of the decision by the independent accountants. GSS did not audit or review any subsequent periods to March 31, 2003 and was not consulted in any of the unaudited financial information filed with the SEC after their cease of relationship. There were i) no disagreements between the Company and GSS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GSS, would have caused GSS to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

d.
During the most recent periods, subsequent to March 31, 2003 and through the date of the cease in relationship, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

e.	We requested that GSS furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

          None

(b) Exhibits

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from Gregory Sharer & Stuart, PA, re Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.
Date: January 19, 2011
By:
/s/ Sam Talari
Sam Talari, Chairman & Chief Executive Officer